Exhibit 10.6



                                     FORM OF
                       ASSIGNMENT OF NET PROFITS INTEREST


     THIS ASSIGNMENT OF NET PROFITS INTEREST ("Assignment") is dated and effective as of 7:00 a.m. Central Standard or Daylight Savings Time, as the case may be , 20 (the "Effective Date"), and is from CUBIC ENERGY, INC., a corporation formed under the laws of the State of Texas ("Assignor"), with principal offices at _______________________________________, to WELLS FARGO
ENERGY CAPITAL, INC., a corporation formed under the laws of the State of Texas ("Assignee"), with principal offices at ---------------------------------------.

                                       1.

                               GRANTING PROVISION

     For and in consideration of One Hundred and No/100 Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does, subject to the terms and provisions of this Assignment, hereby SELL, ASSIGN, TRANSFER and SET OVER to Assignee, as a net profits interest (the "Net Profits Interest"), an undivided five percent (5%) interest in and to the "Net Profits", as that term is defined in Section 3.2 hereinbelow, attributable to all of Assignor's right, title and interest in and to:

     (a) the oil, gas, and mineral leases and the leasehold estates created thereby and/or the lands covered thereby; the oil, gas and other minerals (regardless of the manner of extraction) in, on and under the lands; and all overriding royalty interests, net profits interests, production payment interests and other payments out of or measured by production in the lands; all as described more particularly on Exhibit A attached hereto and made a part hereof for all purposes; and in any lands pooled or unitized with any of the foregoing (collectively, the "Leases", regardless of the actual character of any of the foregoing);

     (b) all oil, gas, other hydrocarbons, including casinghead gas, other liquid or gaseous substances produced in conjunction therewith or


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

          derived   or   manufactured   therefrom   and   any   other   minerals
          (collectively, "Hydrocarbons") produced, mined, otherwise extracted, saved, and marketed from or attributable to the Leases;

     (c) any agreements extending the term of any of the Leases or any renewal leases taken with respect to any of the Leases by Assignor or Assignor's successors and assigns either while the relevant Lease or Leases remain in force and effect or within six (6) months after the lapse of the relevant Lease or Leases; and

     (d) any and all other rights, titles, and interests in or with respect to all voluntary or compulsory pooling and unitization agreements or orders, farmout agreements, farmin agreements, operating agreements, Hydrocarbon purchase and sale agreements, and all other contracts of any kind whatsoever covering or affecting the production, extraction or marketing of Hydrocarbons from or attributable to the Leases (collectively, the "Property Agreements"), such undivided interest in and to the preceding items (a), (b), (c), and (d) being referred to hereinafter as the "Subject Properties".

     TO HAVE AND TO HOLD the Net Profits Interest, together with all rights and appurtenances thereto, unto Assignee and its successors and assigns forever, subject, however, to the further provisions of this Assignment.

     This Assignment is made without warranty of title, either express or implied, except as to claims arising by, through or under Assignor, and is made with full transfer and subrogation of all rights and actions against all former owners of all or any part of the Subject Properties or any interest therein, and is made expressly subject to the following terms and provisions.

                                       2.

                               GOVERNING DOCUMENTS

     This Assignment is expressly made and accepted by Assignee subject to: (a) all applicable local, state, and federal statutes, ordinances, rules, and regulations; (b) the terms and provisions of the Leases; and (c) the Property Agreements, if any.


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


                                       3.

                 CALCULATION, CHARACTERISTICS, AND DISBURSEMENT
                            OF NET PROFITS INTEREST

     3.1 For purposes of calculating the Net Profits Interest, Assignor shall maintain an account for the Subject Properties (the "Net Profits Account") in accordance with the terms of this Assignment and good accounting practices that sets forth the charges and credits made thereto pursuant to this Assignment on a calendar month basis. Assignor shall furnish to Assignee, within thirty (30) days after the end of each calendar month, commencing with that calendar month in which the Effective Date falls, a report, in form and substance reasonably satisfactory to Assignee, that sets forth the charges and credits made to the Net Profits Account through the end of the relevant calendar month.

     3.2 The term "Net Profits" shall mean an amount (not less than zero) determined for each calendar month, commencing with that in which the Effective Date falls, by (a) deducting the aggregate of any negative balance existing in the Net Profits Account at the first of such month, plus the total charges properly made thereto during such month, from (b) the total credits properly made thereto during such month. To the extent that the aggregate charges exceed aggregate credits at the end of any such month, such excess charges shall be carried forward to the succeeding month. All Payments made to Assignee on account of the Net Profits Interest shall be made entirely and exclusively out of the sums credited to the Net Profits Account pursuant to Section 3.3 hereof.

     3.3 Each calendar month commencing with that in which the Effective Date falls, the Net Profits Account shall be credited with an amount equal to the sum of:

     (a) the proceeds (or the market value of any proceeds not received in the form of cash or cash equivalents) actually received during such calendar month by Assignor from the sale or other disposition of all Hydrocarbons produced from or attributable to the Subject Properties after the Effective Date, after deducting therefrom those proceeds attributable to all royalties, overriding royalties, production payments, net profits interests, and other burdens upon, measured by, or payable out of production from or attributable to the Subject Properties that are outstanding in third parties and reflected of record immediately prior to the Effective Date and that have not been created in violation of the that certain Credit Agreement dated March 5, 2007 by and between Assignor and Assignee as amended from time to time;


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

     (b) monies received by Assignor attributable to any future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices with respect to Hydrocarbons produced from the Subject Properties;

     (c)  monies  received  by  Assignor  under  any  "take-or-pay"  or  similar
          provision  of  any  Property  Agreement   pertaining  to  the  Subject
          Properties;

     (d) monies received by Assignor pursuant to any gas balancing agreement pertaining to the Subject Properties;

     (e) the proceeds from the sale or rental of fixtures and equipment used with respect to the Subject Properties;

     (f) monies received by Assignor pursuant to a farmout of all or a portion of the Subject Properties;

     (g) bottom hole contributions or payments made in connection with the Subject Properties;

     (h) amounts received by Assignor as an adjustment of any or leasehold equipment upon the pooling or unitization of the Subject Properties;

     (i) amounts received by Assignor as a result of an expense audit of all or a portion of the Subject Properties;

     (j) the proceeds of all insurance collected by or on behalf of Assignor on account of its ownership of the Subject Properties as a consequence of the loss of or damage to the Subject Properties, the personal property or equipment located thereon or Hydrocarbons therefrom;

     (k) amounts received by Assignor as a result of a refund of taxes previously paid on the Subject Properties;

     (l) the proceeds of all judgments and claims collected by Assignor as the result of its ownership of the Subject Properties;

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


     (m) rentals received by Assignor pursuant to subsurface Hydrocarbon storage or other reservoir use arrangements concerning the Subject Properties;

     (n) any payments made to Assignor in connection with the drilling or deferral of drilling of any on the Subject Properties;

     (o) any payments received by Assignor for processing or transporting third party Hydrocarbons;

     (p) all delay rentals, shut-in payments, minimum royalties, and other payments made to Assignor in connection with the maintenance of any Hydrocarbon lease granted by Assignor and relating to the Subject Properties; and

     (q) any bonus or other consideration received by Assignor in connection with the grant by Assignor of any Hydrocarbon lease relating to the Subject Properties.

     3.4 Each calendar month commencing with that in which the Effective Date falls, there shall be charged against the Net Profits Account an amount equal to the sum of the following items of cost and expense actually paid by Assignor during such calendar month from and after the Effective Date, insofar only as such items of cost and expense are attributable to the interest of Assignor in the Subject Properties, are properly allocable to the Subject Properties and the production and marketing of Hydrocarbons therefrom, have not previously been deducted in any remittance to Assignor and do not arise from or relate to gross negligence, willful misconduct or bad faith of Assignor:

     (a) All costs and expenses incurred in drilling, deepening, sidetracking, plugging-back, coring, testing, logging, completing and equipping for production (including, without limitation, the cost of wellhead facilities, storage tanks, separators, pumping equipment, flow lines, salt water disposal equipment, and other similar production facilities) of the Subject Properties;

     (b) all costs and expenses incurred in the operation and maintenance of the Subject Properties and the production and marketing of Hydrocarbons therefrom, such items of cost to include, without limitation: (i) all costs of complying with applicable local, state, and federal statutes, ordinances, rules, and regulations; (ii) all



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

          costs of lifting and producing Hydrocarbons from the Subject Properties, including all costs of labor, fuel, equipment (rental and purchase), repairs, hauling, materials, supplies, utility charges, and other costs incident thereto; (iii) all costs of gathering, compressing, dehydrating, separating, treating, processing, transporting, and marketing Hydrocarbons produced from the Subject Properties, including the costs of constructing and maintaining flow lines and gathering lines necessary in connection with gathering, processing and marketing production for the Subject Properties; (iv) all direct and indirect overhead charges and operating charges paid, pursuant to Property Agreements, to Fossil Operating, Inc. and any non-affiliated third party operator or operators of the Subject Properties or to others for services rendered in conducting operations thereon (provided, however, it being explicitly agreed that there shall not be charged against the Net Profits Account interest, fees, costs or charges for borrowed funds), (v) all delay rentals, shut-in payments, minimum royalties, and other payments made in connection with the maintenance of the Leases; (vi) the costs of all workover and other remedial servicing operations, to the extent not within the scope of the costs and expenses addressed in (a) above; (vii) the cost of all fluid injection, pressure maintenance, secondary recovery, recycling, and other enhanced recovery operations; (viii) the costs of plugging and abandonings now or hereafter located on the Subject Properties that have once produced Hydrocarbons in paying quantities; and (ix) amounts paid under gas balancing agreements, farm-in agreements, bottom hole agreements and expense audits;

     (c) monies paid by Assignor attributable to any future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices with respect to Hydrocarbons produced from the Subject Properties;

     (d) the expenses of litigation, collections, liens, judgments, liquidated liabilities, and claims incurred and paid by Assignor on account of its ownership of the Subject Properties, or directly incident to the operation or maintenance thereof;

     (e) all taxes (except income taxes) paid by Assignor for the benefit of the parties hereto, including, without limitation, ad valorem, property, production, severance, gathering, windfall profit,



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

          occupation,   and  any  other  similar  taxes   assessed   against  or
          attributable to the Subject Properties or Hydrocarbons produced therefrom; provided, however, that if Assignee bears taxes individually which are not assessed against or attributable to the Subject Properties, the taxes which Assignee bears individually shall not be charged to the Net Profits Account;

     (f) insurance premiums paid by Assignor on account of its ownership of the Subject Properties for insurance directly relating to the Subject
          Properties  or  any  part  thereof,  together  with  all  expenditures incurred and paid in settlement of any and all losses, claims, damages, judgments and other expense, including legal services directly relating to the Subject Properties or operations thereon; and

     (g) proceeds reclaimed from or returned by the Assignor as the result of the insolvency, bankruptcy, or reorganization of a purchaser of production which proceeds have been previously paid to Assignee.

     3.5 Assignee shall never be personally responsible for the payment of any part of the costs and expenses charged against the Net Profits Account nor for any liabilities incurred in connection with the development, exploration, equipping, and operation of the Subject Properties. Assignor hereby covenants and agrees to indemnify and to hold harmless Assignee, its agents, employees, successors and assigns from and against any and all such responsibility and liability, except to the extent such responsibility and liability arises out of the gross negligence or willful misconduct of Assignee.

     3.6 As between Assignor and Assignee, Assignor shall have exclusive charge and control of the marketing of all Hydrocarbons allocable to the Net Profits Interest. Assignor shall market the production allocable to the Net Profits Interest with and on the same terms as Assignor's share of production from the Subject Properties and shall collect and receive the proceeds from the sale of all such production.

     3.7 To the extent that, at the end of any calendar month after the Effective Date, there exists a credit balance in the Net Profits Account, Assignor shall disburse to Assignee, within thirty (30) days after the end of the relevant calendar month, all Net Profits that have accrued to the Net Profits Interest as of the end of such calendar month. Any amounts not paid to Assignee with respect to the Net Profits Interest when due shall bear interest at a varying per annum rate equal to the rate of interest publicly announced from time to time by Wells Fargo Bank, National Association, or its successors, at its principal office in San Francisco, California as its prime rate plus five percent (5%).



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



                                       4.

                        GENERAL COVENANTS AND PROVISIONS

     4.1 Assignor agrees, to the extent that Assignor controls such matters: (a) to comply with the terms and provisions of the Leases; (b) to conduct, or to use reasonable efforts to cause to be conducted, all operations with respect to the Subject Properties with reasonable and prudent business judgment and in accordance with good oilfield practices, the provisions of the Leases, and all applicable federal, state, and local statutes, ordinances, rules, and regulations; (c) to cause all wells located on the Subject Properties to be operated in a good, prudent, and workmanlike manner and to cause all improvements and equipment necessary or useful to the operation thereof to be provided; and (d) otherwise to cause to be done all that a prudent operator would do with respect to the Subject Properties to the end that the Leases are maintained in full force and effect and each well located on the Subject Properties that is capable of producing Hydrocarbons in paying quantities shall be produced to maximize the return both to Assignor and Assignee. Nothing herein contained shall obligate Assignor, however, to continue to operate any well when the well ceases to produce, or is not capable of producing, Hydrocarbons in paying quantities, but with the term "paying quantities" being determined without consideration of the Net Profits Interest. Assignee and its representatives shall at the risk and expense of Assignee and to the extent permitted by Property Agreements, have access at all reasonable times to the Subject Properties and to all operations of Assignor related to the Subject Properties, and the right to observe all operations conducted thereon. Assignor shall on reasonable request promptly furnish Assignee with any and all information in Assignor's possession and pertaining to the Subject Properties.

     4.2 Assignor agrees to at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder and such books and records shall be open to Assignee for inspection and audit upon reasonable notice during normal business hours.

     4.3 Assignee hereby agrees that the owner of the Subject Properties shall have the right, without further approval by Assignee, to pool and unitize the Subject Properties and the lands affected thereby, or portions thereof, with other lands or leases to form one or more pooled units in accordance with the pooling authority granted in the Leases, any agreement subsequently obtained by the owner of the Subject Properties from any lessor with reference to pooling, and applicable rules and regulations of any State or Federal governmental authority having jurisdiction over the Leases (collectively, the "Jurisdictional Agencies"). As to each unit so created, Assignee shall be entitled to receive, in lieu of the Net Profits Interest created herein with respect to the relevant




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

Lease, either (a) that proportion of the Net Profits Interest that the amount of surface acreage affected thereby and placed in the relevant unit bears to the entire surface area of such unit, or (b) if participation in the relevant unit is determined by reference to factors other than the number of surface areas covered by each lease included therein, the portion of the Net Profits Interest attributable to the participation of the Subject Properties in the relevant unit. In addition, if a Jurisdictional Agency orders the revision of any unit created subject hereto, Assignor and Assignee agrees to execute such additional documents as may be necessary to vest Assignee with title of record to an interest in and to the Leases or production therefrom, insofar as the Leases cover and relate to the relevant unit as so revised, consistent with the intents and purposes of this Assignment.

     4.4 If any of the Leases covers an interest in the lands covered thereby less than the entire mineral estate therein (regardless of whether the relevant Lease purports to cover only the lessor's interest therein), then, as to such Lease, the Net Profits Interest, insofar only as it affects and applies to Hydrocarbons produced from or attributable to such portion of the lands covered by such Lease, shall be payable to Assignee in the proportion that the mineral interest in such lands actually covered by the relevant Lease bears to the entire, undivided mineral estate in such lands. Similarly, if Assignor owns less than the full leasehold estate in and to any of the Leases, then, as to such Lease, the Net Profits Interest, insofar only as it affects and applies to Hydrocarbons produced from or attributable to such Lease, shall be payable to Assignee in the proportion that the aggregate leasehold interest in the relevant Lease actually owned by Assignor bears to the entire leasehold interest in and to such Lease.

     4.5 All of the covenants of Assignor and Assignee herein contained shall be covenants running with the land, and this Assignment and the covenants herein contained shall inure to the benefit of and be binding upon the successors and assigns of Assignor and Assignee.

     4.6 This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts shall constitute but one Assignment.

     4.7 Should Assignor elect, at any time to sell its interest in any of the Subject Properties, then Assignor agrees to extend to Assignee, by way of prompt written notice setting forth the terms of any such transaction, the right to sell the Net Profits Interests burdening the relevant Subject Properties to be sold by Assignor on the same terms (including, without limitation, price based on per unit of production) as those for the sale by Assignor. Such right may be exercised at the sole discretion of Assignee and, should Assignee elect not to exercise such right, the Subject Properties so sold shall be conveyed by way of



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instrument(s) of conveyance made expressly  subject to the Net Profits Interests and the provisions of this Assignment applicable thereto and shall remain subject to the Net Profits Interests.

          EXECUTED on the _____ day of _________ , but effective as of the Effective Date.



                                                 ASSIGNOR:

                                                 CUBIC ENERGY, INC.
WITNESSES:
                                                 By: ___________________________
_______________________                          Printed Name: _________________
                                                 Title: ________________________

_______________________


                                                 ASSIGNEE:

                                                 WELLS FARGO ENERGY
 WITNESSES:                                      CAPITAL, INC.

                                                 By: ___________________________
_______________________                          Printed Name: _________________
                                                 Title: ________________________
_______________________













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



STATE OF TEXAS             ss.
                           ss.
COUNTY OF _________        ss.

          On this _____ day of ____________, 20__, before me appeared _________________, to me personally known, who, being by me duly sworn did say that he is the ______________ of Cubic Energy, Inc., a Texas corporation, and that said instrument was signed before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged in my presence and in the presence of said witnesses that he signed the said instrument on behalf of said corporation by authority of its board of directors and said ______________ acknowledged said instrument to be the free act and deed of said Cubic Energy, Inc.

          Given under witness my hand and seal of office this ____ day of _______, 20__.


                                                 -------------------------------
                                                 Notary Public in and for the
                                                 State of Texas
My Commission Expires:
--------------------                             -------------------------------
                                                 (Printed Name of Notary Public)













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




STATE OF TEXAS             ss.
                           ss.
COUNTY OF _________        ss.


          On this _____ day of ________, 20__, before me appeared __________________, to me personally known, who, being by me duly sworn did say that he is the _____________________of Wells Fargo Energy Capital, Inc., a Texas corporation, and that said instrument was signed before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged in my presence and in the presence of said witnesses that he signed the said instrument on behalf of said corporation by authority of its board of directors and said ___________________ acknowledged said instrument to be the free act and deed of said Wells Fargo Energy Capital, Inc.

               Given under witness my hand and seal of office this ____ day of __________, 20__.


                                                 -------------------------------
                                                 Notary Public in and for the
                                                 State of Texas
My Commission Expires:
--------------------                             -------------------------------
                                                 (Printed Name of Notary Public


                                                 -------------------------------
                                                 (Printed Name of Notary Public)














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